Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER FISCAL 2024 RESULTS

Total sales growth of 1.7% to $176.6 million

Significant actions taken to prepare for profitable growth

Strong financial position with liquidity of approximately $134 million and no debt

Single digit comparable store sales increase Q3 to-date

Company provides Outlook for second half of Fiscal 2024

SAVANNAH, GA (August 27, 2024) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the second quarter ended August 3, 2024.

Financial Highlights – Second Quarter 2024

•	Total sales of $176.6 million increased 1.7% vs. Q2 2023; comparable store sales, calculated on a shifted 13-week to 13-week basis, decreased 1.7% compared to Q2 2023

•	Gross margin of 31.1% including $9.4 million of markdowns from strategic inventory reset and $4.0 million of shrink from physical inventory results and accrual rate adjustment, vs. 38.2% in Q2 2023

•	Net loss of ($18.4) million, or ($16.2) million as adjusted*, compared to net loss of ($5.0) million, or ($4.9) million as adjusted* in Q2 2023

•	Adjusted EBITDA* loss of ($17.2) million, including $13.4 million of transition expenses, compared to adjusted EBITDA* loss of ($3.1) million in Q2 2023

•	Opened 1 new store, closed 3 stores and remodeled 15 stores to end the quarter with 597 locations; 23% of the fleet in CTx format

•	Cash of $59.3 million at quarter-end, with no debt and no borrowings under a $75 million credit facility

•	Exited Q2 2024 with total inventory flat vs. Q2 2023

Second Quarter Actions

During the second quarter, the Company took strategic and definitive action to reset its inventory composition, marking down slow-selling and aged inventory. This inventory reset sets the stage for the Company’s refined merchandise strategy to consistently offer fresher, more balanced assortments of good, better, and best products with a higher penetration of opening price point products and branded ‘treasure hunt’ goods at incredible value for our customers.

Throughout the quarter, the Company continued taking action to control and mitigate shrink, including upgrading store talent, updating in-store theft prevention equipment as well as leveraging exception reporting to identify problem areas early and establishing a third-party restitution program. Important policies, such as the return policy and the associate discount policy, have been updated to tighten controls as well. Additionally, a well-regarded consulting firm was engaged to help identify and fix other root causes of shrink.

The Company believes the $13.4 million of actions taken in the quarter, detailed above in gross margin, allow for improved business results in the second half of fiscal 2024 while positioning the business for future profitable growth.

Financial Highlights – 26 weeks ended August 3, 2024

•	Total sales of $362.8 million increased 2.7% vs. 2023; comparable store sales, calculated on a shifted 26-week to 26-week basis, increased 0.7% compared to 2023

•	Gross margin of 35.0% vs. 37.5%, or 37.6% as adjusted* in 2023

•	Net loss of ($21.8) million, or ($18.8) million as adjusted*, compared to net loss of ($11.7) million, or ($10.4) million as adjusted* in 2023

•	Adjusted EBITDA* loss of ($18.0) million vs adjusted EBITDA* loss of ($6.3) million in 2023

Interim Chief Executive Officer Comments

Ken Seipel, Interim Chief Executive Officer, commented, “Following an evaluation of several key areas of our business including an extensive review of our product assortment, we made the strategic decision to execute an inventory reset to quickly clear through slow-selling and aged inventory. This action enables us to consistently offer fresher, more balanced assortments of good, better, and best products. We are also swiftly capitalizing on two distinct opportunities: enhancing the ‘treasure hunt’ experience by securing branded goods at incredible values, while also increasing the penetration of opening price point goods. Additionally, we have identified specific opportunities to improve our product allocation process, shrinkage controls and preseason assortment planning process, all of which will improve our operational efficiency and execution. These are the first of several foundational improvements we are pursuing to position Citi Trends for profitable growth.

“Significantly, we achieved traffic growth in the quarter, a clear indication our core consumer remains highly engaged with the Citi Trends brand and our unique store experience. In Q2, our home and impulse categories delivered double digit comps and our back-to-school Children’s categories got off to a strong start. I am pleased to report that Q3 is off to a solid start with positive low-single-digit comparable store sales growth through the first three weeks of the quarter. We remain in a healthy financial position with strong liquidity and no debt, allowing us to execute the foundational work necessary for future profit acceleration. While there is still much work ahead, I am energized and optimistic about our company’s future. I would like to thank our entire Citi Trends team for their high level of engagement as we chart a new path to execute a winning strategy for all of our stakeholders,” Seipel concluded.

Capital Return Program Update

In the second quarter of fiscal 2024, the Company did not repurchase any shares of its common stock. At the end of Q2 2024, $50.0 million remained available under the Company’s share repurchase program.

Second Half 2024 Outlook

The Company’s outlook for the second half of fiscal 2024 is as follows:

•	Expecting second half comparable store sales to be flat to up low-single digits compared to second half of fiscal 2023; total sales expected to be down mid-single digits due to the 53rd week last year and store closures

•	Second half gross margin expected to be approximately 39%

•	Second half EBITDA* expected to be positive, in a range of $0.5 million to $2.5 million, a significant improvement to first half results

•	The Company has completed its plans for store openings and remodels for the year with 1 new store and 35 remodels; planning to close 10 to 15 underperforming stores in the year, including the 6 closures completed year-to-date, as part of its ongoing fleet optimization; expecting to end fiscal 2024 with approximately 590 stores

•	Year-end cash balance is expected to be in the range of $60 million to $70 million

•	Full year capital expenditures reduced by 35% from prior outlook to approximately $13 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until September 3,2024, by dialing (844) 512-2921 and entering the passcode,13748001.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2024 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 597 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); or other factors; changes in market interest rates and market levels of wages; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market level wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.
CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Second Quarter
	2024	2023	2022
Net sales	$176,552	$173,554	$185,012

Cost of sales (exclusive of depreciation shown separately below)	(121,624)	(107,226)	(114,589)
Selling, general and administrative expenses	(73,780)	(69,543)	(68,481)
Depreciation	(4,782)	(4,708)	(5,272)
Asset impairment	(1,261)	—	—
(Loss) Income from operations	(24,895)	(7,923)	(3,330)
Interest income	611	887	2
Interest expense	(80)	(77)	(78)
(Loss) income before income taxes	(24,364)	(7,113)	(3,406)
Income tax benefit (expense)	5,951	2,081	870
Net (loss) income	$(18,413)	$(5,032)	$(2,536)

Basic net (loss) income per common share	$(2.21)	$(0.61)	$(0.31)
Diluted net (loss) income per common share	$(2.21)	$(0.61)	$(0.31)

Weighted average number of shares outstanding
Basic	8,337	8,225	8,165
Diluted	8,337	8,225	8,165

	Twenty Six-Weeks Ended
	August 3, 2024	July 29, 2023	July 30, 2022
Net sales	$362,841	$353,242	$393,227

Cost of sales (exclusive of depreciation shown separately below)	(235,878)	(220,885)	(241,600)
Selling, general and administrative expenses	(147,991)	(140,350)	(139,507)
Depreciation	(9,576)	(9,389)	(10,717)
Asset impairment	(1,261)	—	—
Gain on sale-leasebacks	—	—	34,920
(Loss) income from operations	(31,865)	(17,382)	36,323
Interest income	1,460	1,910	2
Interest expense	(158)	(152)	(154)
(Loss) income before income taxes	(30,563)	(15,624)	36,171
Income tax benefit (expense)	8,724	3,957	(8,504)
Net (loss) income	$(21,840)	$(11,667)	$27,667

Basic net (loss) income per common share	$(2.63)	$(1.42)	$3.34
Diluted net (loss) income per common share	$(2.63)	$(1.42)	$3.34

Weighted average number of shares outstanding
Basic	8,295	8,203	8,284
Diluted	8,295	8,203	8,284

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	August 3, 2024	July 29, 2023
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$59,302	$65,820
Inventory	134,996	134,473
Prepaid and other current assets	16,922	16,741
Income Tax Receivable	3,896	3,054
Property and equipment, net	51,702	59,084
Operating lease right of use assets	225,278	240,151
Long-term investment securities	-	-
Deferred tax assets	13,715	6,101
Other noncurrent assets	921	1,083
Total assets	$506,731	$526,507

Liabilities and Stockholders' Equity:
Accounts payable	$110,540	$93,680
Accrued liabilities	24,780	28,383
Current operating lease liabilities	49,071	46,540
Other current liabilities	1,092	1,259
Noncurrent operating lease liabilities	182,869	198,525
Other noncurrent liabilities	1,789	2,167
Total liabilities	370,141	370,554

Total stockholders' equity	136,590	155,953
Total liabilities and stockholders' equity	$506,731	$526,507

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted gross margin, adjusted operating (loss) income, adjusted net (loss) income, adjusted earnings per diluted share and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net (loss) income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Second Quarter
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating loss	$(24,895)	$(7,923)
Asset impairment	1,261	—
Cyber incident expenses	36	163
Other non-recurring expenses	1,629	—
Adjusted operating loss	$(21,969)	$(7,760)

	Second Quarter
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Net (Loss) Income
Net loss	$(18,413)	$(5,032)
Asset impairment	1,261	—
Cyber incident expenses	36	163
Other non-recurring expenses	1,629	—
Tax effect	(715)	(48)
Adjusted net loss	$(16,202)	$(4,916)

	Second Quarter
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Diluted EPS
Diluted loss per share	$(2.21)	$(0.61)
Asset impairment	0.15	—
Cyber incident expenses	0.00	0.02
Other non-recurring expenses	0.20	—
Tax effect	(0.08)	(0.01)
Adjusted diluted loss per share	$(1.94)	$(0.60)

	Second Quarter
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted EBITDA
Net loss	$(18,413)	$(5,032)
Interest income	(611)	(887)
Interest expense	80	77
Income tax benefit	(5,951)	(2,081)
Depreciation	4,782	4,708
Asset impairment	1,261	—
Cyber incident expenses	36	163
Other non-recurring expenses	1,629	—
Adjusted EBITDA	$(17,187)	$(3,051)

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$(31,865)	$(17,382)
Asset impairment	1,261	—
Cyber incident expenses	36	1,723
Other non-recurring expenses	3,009	—
Adjusted operating (loss) income	$(27,559)	$(15,659)

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$362,841	$353,242
Cost of sales	(235,878)	(220,885)
Gross profit	$126,963	$132,357
Gross margin	35.0%	37.5%
Non-recurring expenses	$-	$513
Adjusted gross profit	$126,963	$132,870
Adjusted gross margin	35.0%	37.6%

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(21,840)	$(11,667)
Asset impairment	1,261	—
Cyber incident expenses	36	1,723
Other non-recurring expenses	3,009	—
Tax effect	(1,229)	(436)
Adjusted net (loss) income	$(18,763)	$(10,380)

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted Diluted EPS
Diluted (loss) earnings per share	$(2.63)	$(1.42)
Asset impairment	0.15	—
Cyber incident expenses	0.00	0.21
Other non-recurring expenses	0.36	—
Tax effect	(0.15)	(0.05)
Adjusted diluted (loss) earnings per share	$(2.26)	$(1.27)

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Reconciliation of Adjusted EBITDA
Net (loss) income	$(21,840)	$(11,667)
Interest income	(1,460)	(1,910)
Interest expense	158	152
Income tax (benefit) expense	(8,724)	(3,957)
Depreciation	9,576	9,389
Asset impairment	1,261	—
Cyber incident expenses	36	1,723
Other non-recurring expenses	3,009	—
Adjusted EBITDA	$(17,983)	$(6,270)